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                                                                     EXHIBIT 2.1

                AGREEMENT AND PLAN OF MERGER AND REINCORPORATION

         This Agreement and Plan of Merger and Reincorporation (the "AGREEMENT") is entered into as of the 6th day of April 2004 by and between Blackbaud, Inc., a South Carolina corporation ("BLACKBAUD-SC"), and Blackbaud, Inc., a Delaware corporation ("BLACKBAUD-DE").

                                   WITNESSETH:

         WHEREAS, Blackbaud-DE is a corporation duly organized and existing under the laws of the State of Delaware; and

         WHEREAS, Blackbaud-SC is a corporation duly organized and existing under the laws of the State of South Carolina; and

         WHEREAS, on the date of this Agreement, Blackbaud-DE has authority to issue (i) 180,000,000 shares of Common Stock, par value $.001 per share (the "BLACKBAUD-DE COMMON STOCK"), of which 100 shares are issued and outstanding and owned by Blackbaud-SC, and (ii) 20,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding; and

         WHEREAS, Blackbaud-SC as of the date hereof has authority to issue (i) 95,000,000 shares of Common Stock, no par value per share (the "BLACKBAUD-SC COMMON STOCK"), of which 67,854,195 shares were issued and outstanding as of the date hereof, and (ii) 5,000,000 shares of Preferred Stock, no par value per share, of which no shares are issued and outstanding; and

         WHEREAS, the respective Boards of Directors for Blackbaud-DE and Blackbaud-SC have determined that, for the purpose of effecting the reincorporation of Blackbaud-SC in the State of Delaware, it is advisable, to the advantage of and in the best interest of Blackbaud-SC and its shareholders and Blackbaud-DE and its stockholders that Blackbaud-SC merge with and into Blackbaud-DE upon the terms and conditions herein provided; and

         WHEREAS, the respective Boards of Directors of Blackbaud-DE and Blackbaud-SC and the sole stockholder of Blackbaud-DE have unanimously adopted and approved this Agreement, and the Board of Directors of Blackbaud-SC has directed that this Agreement be submitted to the shareholders of Blackbaud-SC for their consideration;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Blackbaud-SC and Blackbaud-DE hereby agree as follows:

         1. MERGER. Subject to the approval of the shareholders of Blackbaud-SC, in accordance with the South Carolina Business Corporation Act (the "SCBCA") and the Delaware General Corporation Law ("DGCL"), at such time as the parties hereto shall thereafter mutually agree, Blackbaud-SC shall be merged with and into Blackbaud-DE (the "MERGER"), the separate corporate existence of Blackbaud-SC shall thereupon cease, and Blackbaud-DE shall be the

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surviving corporation (the "SURVIVING CORPORATION") in the Merger. The name of the Surviving Corporation shall be "Blackbaud, Inc." The Merger shall be effective upon (a) the filing of duly executed Articles of Merger with the Secretary of State of the State of South Carolina in accordance with the provisions of the SCBCA and (b) the filing of a duly executed Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL, the date and time of the later of such filings being hereinafter referred to as the "EFFECTIVE TIME."

         2. GOVERNING DOCUMENTS. The Certificate of Incorporation of Blackbaud-DE in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; and the Bylaws of Blackbaud-DE in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

         3. DIRECTORS AND OFFICERS. The directors and officers of Blackbaud-SC immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation from and after the Effective Time until their respective successors are duly elected or appointed.

         4. SUCCESSION. At the Effective Time, Blackbaud-DE shall succeed to Blackbaud-SC in the manner of and as more fully set forth in Section 259 of the DGCL and Section 33-11-106 of the SCBCA.

         5. FURTHER ASSURANCES. From time to time, as and when required by Blackbaud-DE or by its successors and assigns, there shall be executed and delivered on behalf of Blackbaud-SC such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in Blackbaud-DE the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Blackbaud-SC, and otherwise to carry out the purposes of this Agreement, and the officers and directors of Blackbaud-DE are fully authorized in the name and on behalf of Blackbaud-SC or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         6. COMMON STOCK OF BLACKBAUD-SC. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Blackbaud-SC Common Stock outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Blackbaud-DE Common Stock.

         7. STOCK PURCHASE RIGHTS. A number of shares of the Surviving Corporation's Common Stock and Preferred Stock shall be reserved for issuance upon the exercise of warrants, stock purchase rights and convertible securities equal to the number of shares of Blackbaud-SC Common Stock and Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

         8. STOCK OPTIONS. On the Effective Time, Blackbaud-SC hereby assigns, delegates and transfers to Blackbaud-DE, and Blackbaud-DE hereby assumes and continues: (i) all of the stock option plans of Blackbaud-SC (including, without limitation, all of the rights, title,


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interests, remedies, powers, obligations and duties of Blackbaud-SC under such stock option plans) in existence on the Effective Time, and (ii) the outstanding and unexercised portions of all outstanding options to purchase Blackbaud-SC Common Stock (including, without limitation, all of the rights, title, interests, remedies, powers, obligations and duties of Blackbaud-SC under such stock options), whether granted under any such stock option plan or otherwise. The outstanding and unexercised portions of all options to purchase Blackbaud-SC Common Stock, including without limitation all options outstanding under the stock option plans of Blackbaud-SC and any other outstanding stock options shall, as of the Effective Time, become options to purchase the number of shares of Blackbaud-DE Common Stock equal to the number of shares of Blackbaud-SC Common Stock subject to such option (or the unexercised portion of such option) with no other changes to the terms or conditions thereof, unless such changes shall be required to maintain the tax qualified status of incentive stock options under the Internal Revenue Code of 1986, as amended (the "CODE"). Consistent with the provisions of the Code and the regulations, Blackbaud-DE may, in its discretion, grant new options to purchase shares of Blackbaud-DE Common Stock under the continued stock plans or otherwise, in the stead of Blackbaud-SC Common Stock as if Blackbaud-DE had been the creator of the stock option plans and stock options of Blackbaud-SC, and Blackbaud-DE shall be substituted for and have all the obligations and liabilities of Blackbaud-SC under such continued stock plans and stock options. Subject to adjustment for any subsequent stock splits, stock dividends, combinations, recapitalizations or similar transactions, Blackbaud-DE Common Stock shall be substituted for Blackbaud-SC Common Stock on a 1-for-1 basis as to any options granted by Blackbaud-DE pursuant to the continued stock plans or otherwise subsequent to the Effective Time. It is the intention of the parties hereto that while the benefits of the stock option plans and stock options of Blackbaud-SC shall be preserved for the employees of Blackbaud-SC, the assumption of such stock option plans and the outstanding and unexercised portions of all options to purchase Blackbaud-SC Common Stock by Blackbaud-DE shall not confer any additional benefits on the holders of options granted under the stock option plans or otherwise, whether now outstanding or hereafter granted.

         9. STOCK CERTIFICATES. From and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of Blackbaud-SC stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Blackbaud-DE stock into which the shares of Blackbaud-SC stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of Blackbaud-DE or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Blackbaud-DE or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Blackbaud-DE stock evidenced by such outstanding certificate as above provided.

         10. OTHER EMPLOYEE BENEFIT PLANS. As of the Effective Time, Blackbaud-DE hereby assumes all obligations of Blackbaud-SC under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

         11. OUTSTANDING COMMON STOCK OF BLACKBAUD-DE. At the Effective Time, the

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100 shares of Blackbaud-DE Common Stock presently issued and outstanding in the name of Blackbaud-SC shall be canceled and retired and resume the status of authorized and unissued shares of Blackbaud-DE Common Stock, and no shares of Blackbaud-DE Common Stock or other securities of Blackbaud-DE shall be issued in respect thereof.

         12. COVENANTS OF BLACKBAUD-DE. Blackbaud-DE covenants and agrees that, effective on or promptly following the Effective Time, it will qualify to do business as a foreign corporation in the State of South Carolina , and in all other states in which Blackbaud-SC is so qualified and in which the failure so to qualify would have a material adverse effect on the business or financial condition of Blackbaud-DE and its subsidiaries, taken together as a whole, and, in connection therewith, shall irrevocably appoint an agent for service of process as required under the applicable provisions of state law in other states in which qualification is required hereunder.

         13. BOOK ENTRIES. As of the Effective Time, entries shall be made upon the books of Blackbaud-DE in accordance with the following:

                  (a) The assets and liabilities of Blackbaud-SC shall be recorded at the amounts at which they were carried on the books of Blackbaud-SC immediately prior to the Effective Time, with appropriate adjustments to reflect the retirement of the 100 shares of Blackbaud-DE Common Stock presently issued and outstanding.

                  (b) There shall be credited to the capital stock of Blackbaud-DE the aggregate amount of the par value of all shares of Blackbaud-DE stock resulting from the conversion of the outstanding Blackbaud-SC Common Stock pursuant to the Merger.

                  (c) There shall be credited to the capital surplus account of Blackbaud-DE the aggregate of the amounts shown in the capital stock and capital surplus accounts of Blackbaud-SC immediately prior to the Effective Time, less the amount credited to the common stock account of Blackbaud-DE pursuant to Paragraph (b) above.

                  (d) There shall be credited to the retained earnings account of Blackbaud-DE an amount equal to that carried in the retained earning account of Blackbaud-SC immediately prior to the Effective Time.

         14. RATIFICATION BY SHAREHOLDERS. This Agreement shall be submitted to the shareholders of Blackbaud-SC for approval in accordance with applicable laws and the Articles of Incorporation and Bylaws of Blackbaud-SC, and to the sole stockholder of Blackbaud-DE for approval in accordance with applicable laws and the Certificate of Incorporation and Bylaws of Blackbaud-DE. Blackbaud-DE and Blackbaud-SC shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Merger on the terms herein provided.

         15. AMENDMENT. At any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the shareholders of Blackbaud-SC, this Agreement

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may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of Blackbaud-DE and Blackbaud-SC to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Agreement; provided, that any amendment made subsequent to the approval or adoption of this Agreement by the stockholders of Blackbaud-DE or the shareholders of Blackbaud-SC shall be subject to all applicable limitations of the applicable provisions of the DGCL and the SCBCA.

         16. ABANDONMENT. At any time before the Effective Time, this Agreement may be terminated and the merger contemplated by this Agreement may be abandoned by the Board of Directors of either Blackbaud-SC or Blackbaud-DE or both, notwithstanding any approval of this Agreement by the sole stockholder of Blackbaud-DE and the shareholders of Blackbaud-SC.

         17. COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one instrument.

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         IN WITNESS WHEREOF, this Agreement and Plan of Merger and
Reincorporation, having first been duly approved by resolutions of the respective Boards of Directors of Blackbaud-SC and Blackbaud-DE, is hereby executed on behalf of each of said two corporations by their respective officers thereunto duly authorized.


                                                  BLACKBAUD, INC.
                                                  a South Carolina corporation


                                                  By: /s/ TIMOTHY V. WILLIAMS
                                                      -------------------------
                                                  Name: Timothy V. Williams
                                                        -----------------------
                                                  Title: Vice President and CFO
                                                         ----------------------


                                                  BLACKBAUD, INC.
                                                  a Delaware corporation



                                                  By: /s/ TIMOTHY V. WILLIAMS
                                                      -------------------------
                                                  Name: Timothy V. Williams
                                                        -----------------------
                                                  Title: Vice President and CFO
                                                         ----------------------








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